Exhibit 19 under Form N-1A
                                         Exhibit 24 under Item 601/Reg. S-K
                             POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints the Secretary and Assistant Secretary of FEDERATED MASTER TRUST, and the Deputy General Counsel of Federated Services Company, and each of them, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for them and in their names, place and stead, in any and all capacities, to sign any and all documents to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, the Securities Exchange Act of 1934 and the Investment Company Act of 1940, by means of the Securities and Exchange Commission's electronic disclosure system known as EDGAR; and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to sign and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

SIGNATURES                 TITLE                  DATE

/s/ John F. Donahue        Chairman               January 10, 1997
John F. Donahue            and Trustee
                           (Chief Executive Officer)

/s/Glen R. Johnson                   President    January 10, 1997
Glen R. Johnson

/s/John W. McGonigle       Treasurer, Executive   January 10, 1997
John W. McGonigle          Vice President and Secretary
                           (Principal Financial and
                           Accounting Officer)

/s/ Thomas G. Bigley       Trustee                January 10, 1997
Thomas G. Bigley

/s/ John T. Conroy, Jr.                           Trustee   January 10,
1997
John T. Conroy, Jr.

/s/ William J. Copeland                           Trustee   January 10,
1997
William J. Copeland

/s/ James E. Dowd          Trustee                January 10, 1997
James E. Dowd

/s/ Lawrence D. Ellis, M.D.                       Trustee   January 10,
1997
Lawrence D. Ellis, M.D.

/s/ Edward L. Flaherty, Jr.                       Trustee   January 10,
1997
Edward L. Flaherty, Jr.

/s/ Peter E. Madden        Trustee                January 10, 1997
Peter E. Madden

/s/ Gregor F. Meyer        Trustee                January 10, 1997
Gregor F. Meyer

/s/ John E. Murray         Trustee                January 10, 1997
John E. Murray

/s/ Wesley W. Posvar       Trustee                January 10, 1997
Wesley W. Posvar

/s/ Marjorie P. Smuts      Trustee                January 10, 1997
Marjorie P. Smuts

Sworn to and subscribed before me this 10th day of January, 1997.

/s/ Marie M. Hamm
Notary Public